
<ARTICLE>                    5
<LEGEND>
        THE SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM
        CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1996
        AND FOR THE NINE MONTHS THEN ENDED AND IS QUALIFIED IN ITS ENTIRETY BY
        REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER>                 1,000

<PERIOD-TYPE>                9-MOS
<FISCAL-YEAR-END>            DEC-31-1996
<PERIOD-START>               JAN-01-1996
<PERIOD-END>                 SEP-30-1996
<CASH>                       118,899
<SECURITIES>                 0
<RECEIVABLES>                93,081
<ALLOWANCES>                 0
<INVENTORY>                  1,064,752
<CURRENT-ASSETS>             0
<PP&E>                       0
<DEPRECIATION>               0
<TOTAL-ASSETS>               1,948,564
<CURRENT-LIABILITIES>        0
<BONDS>                      387,616<F1>
<COMMON>                     235
<PREFERRED-MANDATORY> 0
<PREFERRED>                  0
<OTHER-SE>                   809,079
<TOTAL-LIABILITY-AND-EQUITY> 1,948,564
<SALES>                      1,599,213<F2>
<TOTAL-REVENUES>             1,646,047
<CGS>                        1,363,362<F2>
<TOTAL-COSTS>                1,582,465
<OTHER-EXPENSES>             0
<LOSS-PROVISION>             0
<INTEREST-EXPENSE>           12,085<F3>
<INCOME-PRETAX>              63,582
<INCOME-TAX>                 25,650
<INCOME-CONTINUING>          37,932
<DISCONTINUED>               114,973
<EXTRAORDINARY>              0
<CHANGES>                    0
<NET-INCOME>                 152,905
<EPS-PRIMARY>                5.95
<EPS-DILUTED>                5.95

<F1>    Bonds are comprised of subordinated debentures and senior notes.
<F2>    Relates to homebuilding operations.
<F3>    Relates to homebuilding operations. The Company capitalizes interest cost into homebuilding inventories and charges the interest to homebuilding interest expense when the related inventories are sold.


